UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

PIEDMONT COMMUNITY BANK GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PIEDMONT COMMUNITY BANK GROUP, INC.

110 Bill Conn Parkway

Gray, GA 31032

June 1, 2009

Dear Fellow Shareholder,

Piedmont Community Bank Group, Inc. (the “Company”) typically holds its annual meeting of shareholders in May of each year. For the reasons set forth below, however, the 2009 annual meeting will be delayed.

The Company filed preliminary proxy materials relating to the annual meeting with the Securities and Exchange Commission (the “SEC”) on May 6, 2009. In addition to director elections, which are a normal part of the annual meeting, the Company’s shareholders will be asked this year to vote on proposals to create a new class of stock and reclassify the common shares owned by record shareholders with 600 or fewer shares into shares of the newly created stock, which will be entitled to a dividend premium over the common stock. If these proposals are approved and implemented, our reporting obligations under federal securities laws will be suspended.

As expected, the SEC has notified the Company that it will conduct a review of the preliminary proxy materials. We anticipate mailing definitive proxy materials, which will detail the proposed reclassification and its pros and cons, as soon as practicable after the review is completed. At this time, however, we are unable to provide a reliable estimate as to when this may occur. Please note that the SEC’s review focuses only on compliance with the filing’s disclosure obligations. The SEC does not evaluate the merits of the proposals. Furthermore, the review process does not guarantee that our disclosures are complete and accurate.

When you do receive your proxy statement, please take the opportunity to review the materials closely, analyze the pros and cons to the reclassification, and return your proxy.

Your board of directors and your management team believe the proposed changes to our corporate structure will benefit us in today’s challenging banking environment. We appreciate your confidence and investment in Piedmont Community Bank Group, Inc.

Thank you for considering these matters.

/s/ Drew Hulsey
R. Drew Hulsey, Jr.
CEO

In connection with the proposed reclassification of the common stock of Piedmont Community Bank Group, Inc. (the “Company”), the Company will file with the Securities and Exchange Commission a proxy statement which will be sent to the shareholders of the Company seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED RECLASSIFICATION.

Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. In addition, documents filed with the SEC by the Company will be available free of charge by directing a request by telephone or mail to Piedmont Community Bank Group, Inc., 110 Bill Conn Parkway, Gray, Georgia 31032, Attn: Julie Simmons. The Company’s telephone number is (478) 986-5900.

The directors, executive officers, and certain other members of management of Piedmont Community Bank Group, Inc. may be soliciting proxies in favor of the reclassification from the Company’s shareholders. Information about the Company’s directors, executive officers, and members of management will be set forth in the proxy statement for the Company’s 2009 Annual Meeting of Shareholders, which will be available on the SEC’s website, www.sec.gov, and at the address provided in the preceding paragraph.